EXHIBIT 99.1

Zomedica Pharmaceuticals Corp. Enters into License and Supply Agreement with Celsee, Inc. for Cancer Liquid Biopsy Platform

Targeting non-invasive veterinary cancer diagnostic assay

ANN ARBOR, Mich., Dec. 21, 2017 (GLOBE NEWSWIRE) -- Zomedica Pharmaceuticals Corp. (NYSE American:ZOM) (TSX-V:ZOM) (“Zomedica” or “Company”), a veterinary pharmaceutical and diagnostic company, today announced it has entered into a license and supply agreement with Celsee, Inc. (“Celsee”), an innovator of progressive rare cell capture, characterization and retrieval products in the emerging field of liquid biopsy. Under the terms of the agreement, Zomedica will have animal health exclusive global rights to develop and market Celsee’s liquid biopsy platform for use by veterinarians as a cancer diagnostic.

A liquid biopsy is a blood test with the potential to detect the presence of circulating tumor cells in the blood. Circulating tumor cells, commonly referred to as CTCs, are cells that have shed from a primary tumor into neighboring blood vessels and are transported throughout the body’s circulatory system. The detection of CTCs in the blood could indicate a cancer diagnosis without the need for an invasive tissue biopsy.

“Liquid biopsy is cutting-edge technology in human medicine right now and we’re excited about the opportunity to develop and market this platform for use in veterinary medicine,” stated Gerald Solensky, Jr., Chief Executive Officer at Zomedica. “We selected the Celsee platform because of the ease of use, workflow simplicity, and flexibility to use our novel canine biomarkers. If we successfully develop Celsee’s technology, we believe we will be able to provide veterinarians with a best-in-class product they deserve when caring for their patients.”

“Our automated sample-to-result liquid biopsy platform not only exceeds current efficiency standards but also reduces the complexity involved in the capture and counting of circulating tumor cells,” stated Kalyan Handique, PhD, President at Celsee. “This agreement means we can continue to validate our technology and substantiate its value for use in prognosis and therapeutic decision making in additional species.”

Using Celsee’s liquid biopsy platform, Zomedica initially intends to develop and market ZM-017, a non-invasive diagnostic assay or blood test that helps veterinarians diagnose cancer in canines. The Veterinary Cancer Society estimates that 50 percent of dogs over the age of 10 will develop cancer and one in four dogs at some stage in their life will develop cancer. Many more canine cancer cases may go undetected due to cost constraints and other factors.

If the development of ZM-017 is successful, Zomedica expects that ZM-017 will provide veterinarians with a faster, more affordable, and less invasive test for cancer in canines compared to existing methods, which can be expensive and cost prohibitive for pet owners. Zomedica estimates the out-of-pocket cost incurred by pet owners for ZM-017 will be less expensive compared to current testing methods, which can cost thousands of dollars depending on the presentation and type of suspected cancer.

Zomedica expects to commence clinical validation of Celsee’s CTC detection technology in the first half of 2018 to determine whether CTCs can be detected in canines to confirm the existence of certain cancers with a high level of sensitivity and specificity. Assuming the successful completion of the technology validation, Zomedica expects to commence the marketing of ZM-017 during the second half of 2018, as there is no pre-market regulatory burden in the United States.

The agreement with Celsee covers the development and commercialization of liquid biopsy assays and related consumable for the detection of cancer in companion animals. The parties will initially focus on the development of a liquid biopsy for use in canines. Zomedica will be responsible for the clinical development and commercialization of the assays. Celsee will supply Zomedica on an exclusive basis with the assays and the consumables for the products to be developed under the agreement pursuant to a rolling forecast to be provided by Zomedica at prices specified in the agreement. Zomedica will be responsible for the marketing and sale of the assays and the related consumables. The agreement, which is exclusive in the field of veterinary cancer diagnostic applications, has a term of seven years (subject to termination in certain circumstances) and automatically renews for additional one-year terms thereafter.

Zomedica has agreed to pay Celsee up-front fees of $500,000 and to issue to Celsee unregistered common shares having a value of $250,000, consisting of an aggregate of 112,314 common shares to be issued at an ascribed price of $2.2259, subject to receipt of TSX-V approval. Celsee is entitled to additional payments aggregating up to an additional $1 million, payable 50 percent in cash and 50 percent in additional unregistered common shares, upon the achievement of specified milestones—namely, completion of product development (in respect of 50 percent of the foregoing cash and share payments) and upon successful completion of manufacturing (as to the remaining 50 percent of the foregoing cash and share payments). Future issuances of shares will also be subject to TSX-V approval and will be priced relative to market at the time of issuance. Celsee is entitled to certain registration rights with respect to the common shares issued by Zomedica under the agreement.

About Zomedica
Based in Ann Arbor, Michigan, Zomedica is a veterinary pharmaceutical and diagnostic company creating products for companion animals (canine, feline and equine) by focusing on the unmet needs of clinical veterinarians. Zomedica’s product portfolio will include innovative therapeutics and diagnostics that emphasize patient health and practice health. With a team comprised of clinical veterinary professionals, it is Zomedica’s mission to give veterinarians the opportunity to lower costs, increase productivity, and grow revenue while better serving the animals in their care. For more information, visit www.ZOMEDICA.com.

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About Celsee
Celsee Inc., a privately-held company, develops, manufactures, and markets integrated nanotechnology platforms for automated label-free isolation, analysis and retrieval of viable rare cells direct from blood. The C-Prep platforms enable single cell resolution facilitating the study of circulating tumor cells and individual cellular heterogeneity. Years of innovation allow the scaled capture of up to tens or hundreds of thousands of viable cells for culture and multi-omics characterization for expanded analytical sensitivity. The simplicity and efficacy of the workflows are coupled with market leading time for simplified sample to results.

Reader Advisory
Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of the release.

Except for statements of historical fact, this news release contains certain "forward-looking information" within the meaning of applicable securities law. Forward-looking information is frequently characterized by words such as "plan", "expect", "project", "intend", "believe", "anticipate", "estimate" and other similar words, or statements that certain events or conditions "may" or "will" occur. Although we believe that the expectations reflected in the forward-looking information are reasonable, there can be no assurance that such expectations will prove to be correct. We cannot guarantee future results, performance or achievements. Consequently, there is no representation that the actual results achieved will be the same, in whole or in part, as those set out in the forward-looking information.

Forward-looking information is based on the opinions and estimates of management at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking information. Some of the risks and other factors that could cause the results to differ materially from those expressed in the forward-looking information include, but are not limited to: the validation of CTC technology for use in animals and our ability to successfully develop and market ZM-017, uncertainty as to whether our strategies and business plans will yield the expected benefits; availability and cost of capital; the ability to identify and develop and achieve commercial success for new products and technologies; the level of expenditures necessary to maintain and improve the quality of products and services; changes in technology and changes in laws and regulations; our ability to secure and maintain strategic relationships; risks pertaining to permits and licensing, intellectual property infringement risks, risks relating to future clinical trials, regulatory approvals, safety and efficacy of our products, the use of our product, intellectual property protection and the other risk factors disclosed in our filings with the Securities and Exchange Commission and under our profile on SEDAR at www.sedar.com. Readers are cautioned that this list of risk factors should not be construed as exhaustive.

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